                                                                    EXHIBIT 10.3
                                                                    ------------


                           STOCK EXCHANGE AGREEMENT


                                 BY AND AMONG


                        U.S. INTERNET PROVIDERS, INC.,
                                  (ACQUIRER)


                                JPS.NET, CORP.
                                   (COMPANY)


                                      AND


                          THE SHAREHOLDERS OF COMPANY
                          (COLLECTIVELY, TRANSFERORS)



                         DATED AS OF DECEMBER 18, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                 ARTICLE I

                                 DEFINITIONS

1.1 DEFINITIONS...........................................................    1

                                ARTICLE II

                            THE EXCHANGE OF SHARES

2.1  BASIC TRANSACTION.....................................................   8
2.2  TRANSFER CONSIDERATION................................................   8
2.3  NET WORTH ADJUSTMENT..................................................   9
2.4  EARNED PAYOUT AMOUNT..................................................   9
2.5  THE CLOSING...........................................................  10
2.6  DELIVERIES AT THE CLOSING.............................................  10
2.7  TRANSFERORS' REPRESENTATIVE...........................................  10
2.8  ESCROW ARRANGEMENTS...................................................  11

    ARTICLE III  REPRESENTATIONS AND WARRANTIES RELATING TO THE TRANSFERORS

3.1  AUTHORIZATION OF TRANSACTION..........................................  12
3.2  NONCONTRAVENTION......................................................  12
3.3  BROKER'S FEES.........................................................  12
3.4  INVESTMENT............................................................  13
3.5  COMPANY SHARES........................................................  13
3.6  DISCLOSURE............................................................  13

        ARTICLE IV  REPRESENTATIONS AND WARRANTIES RELATING TO COMPANY

4.1  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER......................  13
4.2  CAPITALIZATION........................................................  14
4.3  NONCONTRAVENTION......................................................  14
4.4  SUBSIDIARIES..........................................................  14
4.5  FINANCIAL STATEMENTS..................................................  14
4.6  EVENTS SUBSEQUENT TO THE MOST RECENT FISCAL YEAR END..................  15
4.7  UNDISCLOSED LIABILITIES...............................................  15
4.8  TAX MATTERS...........................................................  15
4.9  TANGIBLE ASSETS.......................................................  17
4.10 OWNED REAL PROPERTY...................................................  17
4.11 INTELLECTUAL PROPERTY.................................................  17
4.12 CONTRACTS.............................................................  18
4.13 NOTES AND ACCOUNTS RECEIVABLE.........................................  19
4.14 INSURANCE.............................................................  20

4.15 LITIGATION............................................................  20
4.16 EMPLOYEES.............................................................  21
4.17 EMPLOYEE BENEFITS.....................................................  21
4.18 GUARANTIES............................................................  21
4.19 LEGAL COMPLIANCE......................................................  21
4.20 CERTAIN BUSINESS RELATIONSHIPS WITH COMPANY...........................  22
4.21 BROKERS' FEES.........................................................  22
4.22 SYSTEMS...............................................................  22
4.23 SUBSCRIBERS...........................................................  22
4.24 DISCLOSURE............................................................  23

           ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIRER

5.1  ORGANIZATION OF THE ACQUIRER..........................................  23
5.2  AUTHORIZATION OF TRANSACTION..........................................  23
5.3  BROKERS' FEES.........................................................  23
5.4  ACQUIRER'S CAPITALIZATION.............................................  23
5.5  DISCLOSURE............................................................  24

                      ARTICLE VI  PRE-CLOSING COVENANTS

6.1  GENERAL...............................................................  24
6.2  NOTICES AND CONSENTS..................................................  24
6.3  OPERATION OF BUSINESS PRIOR TO THE EFFECTIVE TIME OF THE CLOSING......  24
6.4  PRESERVATION OF BUSINESS..............................................  25
6.5  ACCESS................................................................  25
6.6  NOTICE OF DEVELOPMENTS................................................  25
6.7  EXCLUSIVITY...........................................................  26
6.9  TERMINATION OF BANK FACILITIES........................................  26
6.10 LANDLORDS' CONSENTS...................................................  26
6.11 TAX MATTERS...........................................................  26
6.11 AUDITS................................................................  27
6.12 LIMITATION ON CAPITAL LEASES..........................................  27
6.13 DISCLOSURE SCHEDULES..................................................  28
6.14 RETIREMENT OF COMPANY INDEBTEDNESS....................................  28

                     ARTICLE VII  POST-CLOSING COVENANTS

7.1  GENERAL...............................................................  28
7.2  TRANSITION............................................................  28
7.3  COVENANT NOT TO COMPETE...............................................  28
7.4  REORGANIZATION INTENT.................................................  29
7.5  CONDUCT FROM CLOSING UNTIL THE END OF THE EARNED PAYOUT PERIOD........  29

               ARTICLE VIII  CONDITIONS TO OBLIGATIONS TO CLOSE

8.1  CONDITIONS TO OBLIGATIONS OF THE ACQUIRER.............................  29
8.2  CONDITIONS TO OBLIGATIONS OF THE TRANSFERORS..........................  31

             ARTICLE IX  REMEDIES FOR BREACHES OF THIS AGREEMENT

9.1   INDEMNIFICATION OF THE ACQUIRER....................................... 33
9.2   DEFENSE OF THIRD PARTY CLAIMS......................................... 33
9.3   PROCEDURE FOR CLAIMS.................................................. 34
9.4   TAX AUDITS, ETC....................................................... 35
9.5   INDEMNIFICATION OF TRANSFERORS........................................ 35
9.6   LIMITS ON INDEMNIFICATION............................................. 35

                          ARTICLE X  TERMINATION

10.1  TERMINATION OF AGREEMENT.............................................. 36
10.2  EFFECT OF TERMINATION................................................. 36

                          ARTICLE XI  MISCELLANEOUS

11.1  PRESS RELEASES AND ANNOUNCEMENTS...................................... 37
11.2  NO THIRD-PARTY BENEFICIARIES.......................................... 37
11.3  ENTIRE AGREEMENT...................................................... 37
11.4  SUCCESSION AND ASSIGNMENT............................................. 37
11.5  FACSIMILE/COUNTERPARTS................................................ 37
11.6  NOTICES............................................................... 37
11.7  DISPUTE RESOLUTIONS................................................... 39
11.8  GOVERNING LAW......................................................... 39
11.9  AMENDMENTS AND WAIVERS................................................ 39
11.10 SEVERABILITY.......................................................... 40
11.11 EXPENSES.............................................................. 40
11.12 CONSTRUCTION.......................................................... 40
11.13 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES..................... 40
11.14 SPECIFIC PERFORMANCE.................................................. 40
11.15 CONFIDENTIALITY....................................................... 41

                         LIST OF EXHIBITS AND ANNEXES

EXHIBITS
--------
Exhibit A      Form of Escrow Agreement
Exhibit B      Company's Financial Statements
Exhibit C-1    Officer/Transferors' Certificate
Exhibit C-2    Secretary's Certificate
Exhibit D      Form of Equity Subscription Agreement
Exhibit E      Form of Employment Agreement
Exhibit F      Joinder to the Registration Rights Agreement

ANNEXES
-------
Annex I        Determination of Earned Payout Amount
Annex II       Determination of Stock Portion of Transfer Consideration
Annex III      [Intentionally Deleted]
Annex IV       Allocation Summary
Annex V        List of Company Employees to Receive Acquirer Options


                             DISCLOSURES SCHEDULES

Schedule 4.1     Officers and Directors
Schedule 4.2     Capitalization
Schedule 4.6     Materials Events
Schedule 4.7     Material Liabilities
Schedule 4.8     Tax Matters
Schedule 4.11    Intellectual Property
Schedule 4.12    Contracts
Schedule 4.14    Insurance
Schedule 4.15    Litigation
Schedule 4.20    Affiliate Relationships
Schedule 4.22    Systems
Schedule 4.23    Subscribers

The Exhibits and Schedules to this Stock Exchange Agreement are not included with this Registration Statement on Form S-1. The Registrant will provide these Exhibits and Schedules upon the request of the Securities and Exchange Commission.

                                                                  EXECUTION COPY
                           STOCK EXCHANGE AGREEMENT


          This STOCK EXCHANGE AGREEMENT ("AGREEMENT") is entered into as of the 18th day of December, 1998, by and among U.S. INTERNET PROVIDERS, INC., a Delaware corporation (the "ACQUIRER"), JPS.NET, Corp., a California corporation ("COMPANY"), and the SHAREHOLDERS OF COMPANY listed on the signature page hereof (collectively, the "TRANSFERORS"). The Acquirer and the Transferors are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                   RECITALS
                                   --------

          A. The Transferors in the aggregate own all of the outstanding capital stock of Company a corporation engaged in the business of providing internet access and services, web hosting and other internet related services and support (the "BUSINESS").

          B. This Agreement contemplates a transaction in which the Transferors will exchange their respective shares of capital stock of Target for the right to receive the Transfer Consideration (as hereinafter identified).

          C. This Agreement further contemplates that the aforementioned transaction will occur in conjunction with certain related transactions, consisting of the IPO (as defined hereinafter) and the transfer of certain other businesses by their owners to the Acquirer (the "RELATED TRANSACTIONS"), and the Parties intend that the receipt of Acquirer's Shares (as defined hereinafter) by the Transferors and by the parties involved in the Related Transactions will be tax-free under Section 351 of the Code (as defined).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  DEFINITIONS.
          -----------

          "ACQUIRER" has the meaning set forth in the preface above.

          "ACQUIRER'S COMMON STOCK" means the Acquirer's common stock, par value $.001 per share.

          "ACQUIRER'S SHARES" means the shares of the Acquirer's Common Stock which are issued to the Transferors pursuant to this Agreement.

          "ADVERSE CONSEQUENCES" means all damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, and injunctions, and all other damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

          "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

          "ALLOCATION SUMMARY" means the summary of Transferors and their respective allocation of the Transfer Consideration attached hereto as Annex IV.
                                                                       --------

          "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the reasonable basis for any specified consequence.

          "CASH PORTION OF THE EARNOUT" has the meaning set forth in Section 2.4
                                                                     -----------
below.

          "CASH PORTION OF THE TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2 below.
   -----------

          "CLOSING" has the meaning set forth in Section 2.5 below.
                                                 -----------

          "CLOSING DATE" has the meaning set forth in Section 2.5 below.
                                                      -----------

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" has the meaning set forth in the preface above.

          "COMPANY INDEBTEDNESS" means the outstanding balance as of the Closing Date on the Promissory Note made by Company and dated September 30, 1998 in the original principal amount of $1,075,000 made payable to Paul McGovern.

          "COMPANY SHARES" means all outstanding shares of the common stock, no par value, of Company.

          "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Acquirer or Company including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals; provided, that the Confidential Information shall not include information which (a) was or becomes generally available to the public other than as a result of a its disclosure by the receiving party, (b) was or becomes available to the receiving party on a non-confidential basis from a source other than the Acquirer or its advisors without breach of this Agreement provided that such source is not known to such receiving party to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to receiving party by a contractual, legal or fiduciary obligation known to such receiving party, (c) was within receiving party's possession prior to its being furnished to such receiving party by or on behalf of the Acquirer without breach of this Agreement, provided that the source of such information was not bound by a confidentiality agreement with the Acquirer or Company or otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation, or (iv) which is required to be and actually is disclosed by operation of law.

          "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

          "DISCLOSURE SCHEDULES" means the informational schedules relating to the Transferors and Company as attached hereto.

          "E&Y" shall mean Ernst & Young, L.L.P.

          "EARNED PAYOUT AMOUNT" has the meaning set forth in Section 2.4 below.
                                                              -----------

          "EARNED PAYOUT PERIOD" means the period from September 30, 1998 through September 30, 1999.

          "EARNOUT SHARES" has the meaning set forth in Section 2.4.
                                                        -----------

          "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

          "EQUITABLE EXCEPTIONS" shall have the meaning set forth in Section 3.1
                                                                     -----------
below.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AGENT" means First Union National Bank, N.A.

          "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among the Transferors, the Acquirer and the Escrow Agent in the form of Exhibit
                                                                        -------
A attached hereto.
-

          "ESCROW PERIOD" has the meaning specified in Section 2.8.
                                                       -----------

          "ESCROW SUM" has the meaning specified in Section 2.8.
                                                    -----------

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5 below.
                                                              -----------

          "FUNDED INDEBTEDNESS" means all (a) indebtedness of Company for borrowed money or other interest-bearing indebtedness (excluding the Company Indebtedness); (b) obligations of Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms; (c) indebtedness of others guaranteed by Company or secured by an encumbrance on Company's property; and (d) indebtedness of Company under extended credit terms of more than 60 days from vendors to Company.

          "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

          "GROSS REVENUES" means the gross revenue of Company as normally calculated on the Financial Statements as calculated in accordance with GAAP on the accrual basis of accounting.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 9.1 below.
                                                             -----------

          "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data, and documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (e) other proprietary rights, and (f) copies and tangible embodiments thereof (in whatever form or medium).

          "IPO" means the first underwritten public offering of the Acquirer's Common Stock pursuant to an effective registration statement under the Securities Act that will result in an aggregate post-IPO market capitalization of the Acquirer of at least $100 million (determined by multiplying the outstanding shares of the Acquirer's Common Stock by the IPO offering price).

          "KNOWLEDGE" means, (a) with respect to each Transferor, information which is actually known by such Transferor and (b) with respect to the Acquirer or Company, actual knowledge of the officers of such Party and the employees of such party with responsibility for the matters in question or which a prudent person in the position of such officers and employees would reasonably be deemed to know.

          "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

          "MAJORITY CO-TRANSFERORS" shall mean a majority of the transferors, based on the revenue run rate of such transferors, of all businesses acquired by the Acquirer in connection with the IPO.

          "MATERIAL" means an event or matter that causes any representation or warranty contained in this Agreement to be inaccurate, incorrect or false. An event or matter will not be deemed to be "Material," to have a "Material" change in or in respect of, to have a "Material" adverse effect or to cause a Party to be "Materially" affected unless the loss that may reasonably be expected to occur to the respective Party with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to such Party as a result of any such events or matters, would exceed $100,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this definition, the word "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or diminution in value or reduction in benefits or rights of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any reasonable legal or other expenses incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, would result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds or any increases in insurance premiums as a direct result thereof). A Subscriber Contract or Agreement is "Material" if during either calendar year 1998 such Subscriber Contract or Agreement produced or is expected to produce $50,000 of Gross Revenues.

          "NET WORTH OF COMPANY" means the total assets of Company less the total liabilities of Company (other than Funded Indebtedness) including any costs of conversion from a cash basis to an accrual method of accounting, determined in accordance with GAAP, consistently applied and on the accrual method of accounting. In calculating the total assets of Company, no material increase in the intangible assets of Company since September 30, 1998 shall be included in calculating the Net Worth of Company without the written consent of the Acquirer.

          "ORDINARY COURSE OF BUSINESS" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "OUTAGE" means any loss of service to any System of the Business, including but not limited to network access, e-mail, web, news or other services.

          "PARTY" has the meaning set forth in the preface above.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into prior to or contemporaneous with the Closing by and among the Acquirer and the stockholders of the Acquirer, which Registration Rights Agreement shall be consistent with the terms of the Letter of Intent entered into by and between Acquirer and Company, dated November 25, 1998.

          "REGISTRATION STATEMENT" means the Acquirer's registration statement on Form S-1 once filed with and deemed effective by the SEC in connection with the IPO.

          "RELATED TRANSACTIONS" has the meaning set forth in the Recitals.

          "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "STUB PERIOD BALANCE SHEET" means the balance sheet included in the Stub Period Financial Statements.

          "STUB PERIOD END" means September 30, 1998.

          "STOCK PORTION OF THE EARNOUT" has the meaning set forth in Section
                                                                      -------
2.4 below.
---

          "STOCK PORTION OF THE TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2 below.
         -----------

          "STUB PERIOD FINANCIAL STATEMENTS" means the Financial Statements for and as of the Stub Period End.

          "SUBSCRIBER" means any customers of Company who (a) are currently connected to and receiving internet related services from Company's Systems; (b) are being charged or have pre-paid the Company standard rates (which rates are set forth on Schedule 4.23) pursuant to Company's standard form contracts
             -------------
previously provided to the Acquirer; (c) have paid such stated rates in full for at least one full month; (d) are not two or more months delinquent in the payment of any invoice from Company; (e) have not, in the preceding two months, been given a waiver or forgiveness of service charges, except as otherwise noted herein or in the Disclosure Schedule; (f) have not received any inducement to become connected to Company's Systems or to receive or pay for services (other than pursuant to the Company's customary marketing practices); and (g) have not notified Company of their intention to cancel service.

          "SUBSCRIBER CONTRACT OR AGREEMENT" means any agreement whereby Company provides services to a Subscriber.

          "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "SYSTEMS" means the infrastructure used to provide internet access and related services, including network components, communications facilities, servers, services and service platforms (including for e-mail, news, DNS, web, authentication and other services), power plants, data processing platforms, MIS systems, office automation systems and internal LAN network management systems.

          "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

          "TAX RETURN" means any federal, foreign, state and local governmental tax return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TRANSFER CONSIDERATION" has the meaning set forth in Section 2.2
                                                                -----------
below.

          "TRANSFERORS" has the meaning set forth in the preface above.

          "TRANSFERORS' REPRESENTATIVE" has the meaning set forth in the Section
                                                                         -------
2.7 below.
---

                                  ARTICLE II

                            THE EXCHANGE OF SHARES

     2.1  BASIC TRANSACTION.  On and subject to the terms and conditions of
          -----------------
this Agreement, the Acquirer agrees to exchange with the Transferors, and each Transferor agrees to exchange with the Acquirer, all of the Company Shares for the consideration specified below in this Section 2.
                                          ---------

     2.2  TRANSFER CONSIDERATION.
          ----------------------

          (A)  GENERALLY.  The Transfer Consideration exchanged for the Company
               ---------
Shares shall be composed of (i) the Cash Portion of the Transfer Consideration;
(ii) the Stock Portion of the Transfer Consideration and (iii) the Earned Payout Amount (as defined below).

          (B)  TRANSFER CONSIDERATION ADJUSTMENTS.  The Acquirer agrees to pay
               ----------------------------------
to the Transferors in the aggregate the sum of (i) $10,000,000 in cash, to be adjusted dollar for dollar upward or downward by the amount outstanding Funded Indebtedness is more or less than the amount set forth on the Stub Period Balance Sheet; and downward by (A) the payments made by Company to retire the Company Indebtedness as described in Section 6.14 below, and (B) the Net Worth
                                     ------------
adjustment, if any, made pursuant to Section 2.3 below (the "CASH PORTION OF THE
                                     -----------
TRANSFER CONSIDERATION"); (ii) $10,000,000 worth of Acquirer's Shares, to be adjusted dollar for dollar downward by the Net Worth adjustment, if any, made pursuant to Section 2.3 below, consisting of an aggregate number of shares of
            -----------
Acquirer's Common Stock pursuant to Annex II and as set forth in the Allocation
                                    --------
Summary attached as Annex IV (the "STOCK PORTION OF THE TRANSFER
                    --------
CONSIDERATION"); and (iii) the Earned Payout Amount as determined pursuant to
Section 2.4 below, in exchange for the Company Shares to be purchased by the
-----------
Acquirer pursuant to the terms hereof.

          (C)  ESCROW PAYMENTS.  At the Closing Date, (i) five percent (5%) of
               ---------------
the Cash Portion of the Transfer Consideration will be paid in cash by wire transfer of funds to the Escrow Agent and (ii) ten percent (10%) of the Stock Portion of the Transfer Consideration in the form of Acquirer's Shares valued as of the Closing Date shall be delivered to the Escrow Agent by the Acquirer to collectively be held in escrow pursuant to Section 2.15 for satisfaction of the
                                           ------------
Transferors' indemnification obligations specified in Article IX.
                                                      ----------

          (D)  PAYMENT.  The balance of the Cash Portion of the Transfer
               -------
Consideration shall be paid by the Acquirer to the Transferors at the Closing by delivery of cash by wire transfer of funds in the amounts set forth on the Allocation Summary. The balance of the Stock Portion of the Transfer Consideration shall be issued by the Acquirer to the Transferors at the Closing by the delivery of Acquirer's Shares in the amounts set forth on the Allocation Summary next to such Transferor's name. The sum of the Cash Portion of the Transfer Consideration, the Stock Portion of the Transfer Consideration and the Earned Payout Amount shall be referred to as the "TRANSFER CONSIDERATION." Each of (i) the Cash Portion of the Transfer Consideration, (ii) the Stock Portion of the Transfer Consideration and (iii) Earned Payout Amount of the Transfer Consideration shall be allocated among the Transferors in dollar amounts set forth on the Allocation Summary. Cash will be paid in lieu of any fractional shares which would otherwise be issued in accordance with this Agreement.

     2.3  NET WORTH ADJUSTMENT.  The Cash Portion of the Transfer Consideration
          --------------------
shall be adjusted downward on a dollar-for-dollar basis by the amount by which the Net Worth of Company is less than negative $1,747,565 as of the Closing Date. The Net Worth adjustment shall be evenly divided between the Cash Portion of the Transfer Consideration and the Stock Portion of the Transfer Consideration. The Net Worth of Company shall be determined by E&Y in good faith within two business days prior to the Closing Date.

     2.4  EARNED PAYOUT AMOUNT.
          --------------------

          (A) In addition to the Cash Portion of the Transfer Consideration and the Stock Portion of the Transfer Consideration, the Acquirer agrees to pay to the Transferors, if earned, an earned payout amount (the "EARNED PAYOUT AMOUNT") determined pursuant to the terms, conditions and calculations set forth on Annex
                                                                           -----
I attached hereto.
-

          (B) The Earned Payout Amount shall be payable, at the option of the Acquirer, in either (i) cash (the "CASH PORTION OF THE EARNOUT") or (ii) Acquirer's Shares (the "STOCK PORTION OF THE EARNOUT"), or a combination thereof. The aggregate number of Acquirer's Shares, if any, (the "EARNOUT SHARES") to be issued as the Stock Portion of the Earnout shall be equal to (A) the aggregate value in dollars of the Stock Portion of the Earnout divided by
(B) (1) the average of the closing prices of the Acquirer's Common Stock over the ten trading days immediately proceeding September 30, 1999, in the event Acquirer's Common Stock is traded on an exchange or over-the-counter market, or
(2) the price, not less than book value, determined in good faith and in such a reasonable manner as prescribed by a majority of the Acquirer's directors who are not officers of the Acquirer, in the event Acquirer's Common Stock is not traded on an exchange or over-the-counter market.

          (C) The Cash Portion of the Earnout, if any, shall be payable in cash by the Acquirer to the Transferors by wire transfer or other delivery of immediately available funds to an account or accounts designated by the Transferors. The Earnout Shares, if any, shall be payable by the delivery of the certificates representing the Acquirer's Shares.

     The Earned Payout Amount shall be determined by E&Y in accordance with the terms of this Agreement and Annex I hereto and shall be based on an income
                            -------
statement of the Company prepared by E&Y for the 12 months ended September 30, 1999. The Earned Payout Amount shall be paid as soon as the amount has been calculated by E&Y and such final calculation delivered to the Acquirers by E&Y but in no event later than January 15, 2000.

     A portion of the Earned Payout Amount, determined by E&Y in accordance with Treasury Regulation section 1.483-4 and based on an interest rate of 4.33 percent per annum, shall be treated as interest for federal and state income tax purposes. The parties agree that the interest portion of the Earned Payout Amount shall be treated as paid entirely out of the Cash Portion of the Earnout and that no part of the Stock Portion of the Earnout shall be treated as a payment of interest unless the interest portion of the Earned Payout Amount exceeds the Cash Portion of the Earnout (and then only to the extent of such excess).

     2.5  THE CLOSING.  The closing of the transactions contemplated by this
          -----------
Agreement (the "CLOSING") shall take place at the offices of Hogan & Hartson, LLP in Washington, D.C. commencing at 9:00 a.m. local time simultaneously with the closing of the IPO and the other Related Transactions or such other date as the Acquirer and the Transferors may mutually determine (the "CLOSING DATE").

     2.6  DELIVERIES AT THE CLOSING.  At the Closing, (a) the Transferors will
          -------------------------
deliver to the Acquirer the various certificates, instruments, and documents referred to in Section 8.1 below, (b) the Acquirer will deliver to the
               -----------
Transferors (as applicable) the various certificates, instruments, and documents referred to in Section 8.2 below, (c) each of the Transferors will deliver to
               -----------
the Acquirer stock certificates representing all of its Company Shares, endorsed in blank or accompanied by duly executed assignment documents and (d) the Acquirer will deliver to the Transferors the consideration specified in Section
                                                                        -------
2.2 above as may be adjusted pursuant to Sections 2.3 and 2.4 above and Section
---                                      ------------     ---           -------
2.8 below.
---

     2.7  TRANSFERORS' REPRESENTATIVE.
          ---------------------------

          (A) In order to administer efficiently (i) the implementation of the Agreement by the Transferors, (ii) the waiver of any condition to the obligations of the Transferors to consummate the transactions contemplated hereby and (iii) the settlement of any dispute with respect to the Agreement, the Transferors hereby designate Brad Jenkins as their representative (the "TRANSFERORS' REPRESENTATIVE").

          (B)  The Transferors hereby authorize the Transferors' Representative
(i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Transferors, the waiver of any condition to the obligations of the Transferors to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Transferors by the terms of this Agreement.

          (C) In the event that the Transferors' Representative dies, becomes legally incapacitated or resigns from such position, Pete Engelken shall fill such vacancy and shall be deemed to be the Transferors' Representative for all purposes of this Agreement; however, no change in the Transferors' Representative shall be effective until the Acquirer is given notice of it by the Transferors.

          (D) All decisions and actions by the Transferors' Representative shall be binding upon all of the Transferors, and no individual Transferor shall have the right to object, dissent, protest or otherwise contest the same, in the absence of fraud, gross negligence or willful misconduct of the Transferors' Representative.

          (E)  By their execution of this Agreement, the Transferors agree that:
(i) the Acquirer shall be able to rely conclusively on the instructions and decisions of the Transferors'

Representative as to any actions required or permitted to be taken by the Transferors or the Transferors' Representative hereunder, and no party hereunder shall have any cause of action against the Acquirer for any action taken by the Acquirer in reliance upon the instructions or decisions of the Transferors' Representative; (ii) all actions, decisions and instructions of the Transferors' Representative shall be conclusive and binding upon all of the Transferors; no Transferor shall have any cause of action against the Acquirer or Company for any action taken or omitted to be taken, decision made or omitted to be made or any instruction given or omitted to be given by the Transferors' Representative; and no Transferor shall have any cause of action against the Transferors' Representative for any action taken, decision made or instruction given by the Transferors' Representative under this Agreement, except for fraud, gross negligence or willful breach of this Agreement by the Transferors' Representative; (iii) the Transferors' Representative shall be deemed to fulfill any fiduciary obligation to the Transferors so long as no Transferor is adversely affected by any action or failure to act of the Transferors' Representative in a disproportionate measure compared to any other Transferor;
(iv) remedies available at law for any breach of the provisions of this Section are inadequate; therefore, the Acquirer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Acquirer brings an action to enforce the provisions of this Section; (v) the provisions of this Section are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Transferors to the Transferors' Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Transferor; and (vi) all fees and expenses incurred by the Transferors' Representative shall be paid by the Transferors.

     2.8  ESCROW ARRANGEMENTS.  Pursuant to the Escrow Agreement to be entered
          -------------------
into among the Transferors, the Acquirer and the Escrow Agent (a) five percent (5%) of the Cash Portion of the Transfer Consideration (the "CASH ESCROW") in immediately available funds and (ii) ten percent (10%) of the Stock Portion of the Transfer Consideration in the form of Acquirer's Shares (the "STOCK ESCROW") shall be delivered to the Escrow Agent at Closing. Such monies and securities (which, together with all interest accrued thereon which may be due to the party to whom such funds are ultimately paid in accordance with the terms of the Escrow Agreement, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Transferors to the Acquirer pursuant to the indemnification provisions of Article IX below, together with accrued interest
                              ----------
thereon. Pursuant to the terms of the Escrow Agreement, the Cash Escrow shall be used first, and the Stock Escrow shall be used second, to satisfy any such owed amounts. At the conclusion of the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore paid to the Acquirer in accordance with the terms of the Escrow Agreement or subject to a pending claim under the Escrow Agreement and this Agreement shall be disbursed to the Transferors together with any interest, dividends or other amounts received by the Escrow Agent with respect to the Escrow Sum. The Transferors and the Acquirer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                          RELATING TO THE TRANSFERORS

          Each Transferor individually represents and warrants to the Acquirer as follows as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III):
                               -----------

  3.1     AUTHORIZATION OF TRANSACTION.  Each Transferor has full power and
          ----------------------------
authority to execute and deliver this Agreement and to perform his obligations hereunder and this Agreement has been duly executed and delivered by the Transferor. This Agreement constitutes the valid and legally binding obligation of each Transferor, enforceable in accordance with its terms and conditions, except that (a) such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally or non-competition arrangements, and to general equity principles, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the terms of clause (a) and (b) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). The Transferors need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for elsewhere in this Agreement or as identified by specific reference in the Disclosure Schedule).

  3.2     NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement by the Transferors, nor the consummation of the transactions contemplated hereby by the Transferors, will (a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Transferors are subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Transferors are a party or by which they are bound or to which any of their assets is subject.

  3.3     BROKER'S FEES.  The Transferors have no Liability or obligation to pay
          -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Acquirer could become liable or obligated.

  3.4     INVESTMENT.  The Transferors are not acquiring the Acquirer's Shares
          ----------
with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

  3.5     COMPANY SHARES.  Each Transferor holds of record and owns beneficially
          --------------
the number of Company Shares set forth next to his or her name on Schedule 4.2,
                                                                  ------------
and except as set
forth in Schedule 4.2, such Company Shares are free and clear of any
         ------------
restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and, to the Knowledge of the Transferors, claims and demands. Except as set forth in Schedule 4.2, the
                                                        ------------
Transferors are not a party to (or have otherwise waived all rights under) any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Company (other than this Agreement). The Transferors are not a party to (or have terminated) any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Company.

  3.6     DISCLOSURE.  To the Knowledge of the Transferors, the representations
          ----------
and warranties contained in this Article III do not contain any untrue statement
                                 -----------
of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this Article III not misleading.
                                             -----------

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES RELATING TO COMPANY

          The Transferors and Company severally represent and warrant to the Acquirer that, subject to the specific qualifications and limitations set forth herein, the statements contained in this Article IV are correct and complete as
                                         ----------
of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).
                                           ----------

  4.1     ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.  Company is a
          ------------------------------------------------
corporation duly organized, validly existing, and is duly authorized to conduct business and is in good standing under the laws of the jurisdiction of its incorporation, and in any other jurisdiction in which the failure to qualify would have a Material adverse effect on the financial condition of Company. Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
Schedule 4.1 lists the directors and officers of Company.  The Transferors have
------------
delivered to the Acquirer correct and complete copies of the charter and bylaws of Company (as amended to date). The minute books containing the records of meetings and/or resolutions of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books and the stock record books of Company are correct and complete in all Material respects. Company is not in default under or in violation of any provision of its charter or bylaws.

  4.2     CAPITALIZATION.  The entire authorized capital stock of Company
          --------------
consists of 10,000,000 shares of common stock, no par value, of which 4,708,947 are issued and outstanding, 0 are subject to issuance pursuant to vested options, 0 are subject to issuance pursuant to unvested options and 0 are reserved for issuance pursuant to future option grants. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Transferors. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Company is a party or which are binding upon Company providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of Company.

  4.3     NONCONTRAVENTION.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Company is subject or any provision of the charter or bylaws of Company, except to the extent any such violation does not or could not result in a Material adverse effect on Company, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, or, to the Knowledge of the Transferors, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

  4.4     SUBSIDIARIES.  Company has no Subsidiaries.
          ------------

  4.5     FINANCIAL STATEMENTS.  Attached hereto as Exhibit B are the Company's
          --------------------                      ---------
financial statements (collectively the "FINANCIAL STATEMENTS") for its three most recent fiscal years and an unaudited consolidated balance sheet and statement of income, changes in stockholder's equity, and cash flow as of and for the 9 month period ended September 30, 1998 for Company (the "STUB PERIOD END"). The Financial Statements have been prepared in accordance with standards described on Exhibit B applied on a consistent basis throughout the periods
             ---------
covered thereby, are correct and complete, fairly present the financial condition of Company as of such dates, and are consistent with the books and records of Company (which books and records are correct and complete in all Material respects), subject, in the case of the Stub Period Financial Statements, to normal adjustments upon audit.

  4.6     EVENTS SUBSEQUENT TO THE STUB PERIOD END.  Since the Stub Period End,
          ----------------------------------------
there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, or results of operations of Company. Without limiting the generality of the foregoing since that date except as set forth on Schedule 4.6 :
         ------------

          (A) Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (B) Company has not entered into any Material contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) outside the Ordinary Course of Business;

          (C) Company has not made any capital expenditure (or series of related capital expenditures) involving more than $200,000 in the aggregate, or outside the Ordinary Course of Business;

          (D) Company has not entered into any written or binding oral employment contract, or collective bargaining agreement, or modified the terms of any such existing contract or agreement with any of its full-time salaried staff employees other than in the Ordinary Course of Business;

          (E) Company has not granted any dividends or any increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees, nor has Company made any payments or promises or commitments to make any other payments (other than salary and reimbursement of customary expenses) to any of such Persons, including without limitation bonuses other than in the Ordinary Course of Business; and

          (F) Company has not adopted any (i) bonus, (ii) profit-sharing, (iii) incentive compensation, (iv) pension, (v) retirement, (vi) medical, hospitalization, life, or other insurance, (vii) severance or (viii) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing plan, contract or commitment.

  4.7     UNDISCLOSED LIABILITIES.  Except as set forth on Schedule 4.7, Company
          -----------------------                          ------------
does not have any Liability (and to the Knowledge of Transferors and Company there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Company giving rise to any Liability) which is individually in excess of $50,000, except for (a) Liabilities set forth on the face of the Stub Period 1998 Balance Sheet, (b) Liabilities described on Schedule 4.7 and (c) Liabilities which have arisen
                         ------------
after the Stub Period End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).

  4.8     TAX MATTERS.  Except as set forth on Schedule 4.8:
          -----------                          ------------

          (A) Company has filed all Tax Returns that it was required to file except where the failure to file Tax Returns would not have a Material adverse effect on the financial condition of the Company. All such Tax Returns were correct and complete in all Material respects. All Taxes owed by Company (whether or not shown on any Tax Return) based on operations through the Stub Period End have been paid or accrued on the Stub Period Balance Sheet except where the failure to pay taxes would not have a Material adverse effect on the financial condition of the Company. Company currently is not the beneficiary of any extension of time within which to file any Tax Return. To the Knowledge of the Company and the Transferors, no claim has ever been made by any taxing authority in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To the Knowledge of the Company and the Transferors, there are no Security Interests on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due which are accrued for since December 31, 1997.

          (B) To the Knowledge of Transferors and Company, Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and Company has properly reflected the status of all employees and independent contractors in connection therewith as required by applicable Tax law and the Fair Labor Standards Act of 1938, as amended, and the rules and regulations promulgated thereunder.

          (C) Company has not received any written notice that any taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been filed, and no Transferor, and no officer of Company with responsibility for Tax matters has Knowledge of any claim for such additional Taxes could be made. There is no dispute or claim concerning any Tax Liability of Company either (i) claimed or raised by any authority in writing or (ii) as to which the Transferors or the officers of Company responsible for Tax matters of Company have Knowledge based upon personal contact with any agent of such authority. Schedule 4.8 lists all federal, state, local, and foreign income Tax
           ------------
Returns filed with respect to Company for taxable periods ended on or after December 31, 1995 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Transferors have delivered to the Acquirer correct and complete copies of all federal income Tax Returns filed, examination reports received, and statements of deficiencies assessed against or agreed to, by Company since December 31, 1995. Company has not waived any statute of limitations in respect of Taxes which waiver is currently in effect. Company is not a party to any "closing agreement," as described in Section 7121 of the Code or any corresponding provision of state or local Tax law, and there are no Tax rulings or requests for Tax rulings with respect to Company.

          (D) Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that, under any circumstances, will not be deductible to Company under Code Sec. 280G. Company is not and has never been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2). Company has disclosed on its federal income Tax Returns all positions taken therein that, to the Knowledge of Company or the Transferors, could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. Company is not a party to any Tax allocation or sharing agreement. Company has never been (nor has any Liability for unpaid Taxes because it once was) a member of an Affiliated Group filing a consolidated federal income Tax Return and has never incurred any Liability for the Taxes of any Person under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law). Company has never incurred any liability for Taxes of any Person as a transferee or successor, by contract, or otherwise.

  4.9     TANGIBLE ASSETS.  Company owns or leases substantially all tangible
          ---------------
assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted prior to Closing. To the Knowledge of the Transferors, each such tangible asset is free from Material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

  4.10    OWNED REAL PROPERTY.  Company does not own nor does it have any
          -------------------
interest in any real property or improvements thereon (other than the leases disclosed in Schedule 4.12, and the leasehold improvements relating to the same)
             -------------
nor does Company have any options, agreements or contracts under which it has the right or obligation to acquire any interest in any real property or improvements (other than as disclosed in Schedule 4.12)
                                         -------------

  4.11    INTELLECTUAL PROPERTY.
          ---------------------

          (A)  Attached hereto as Schedule 4.11 is a list and brief description
                                  -------------
of all Material Intellectual Property owned or utilized by Company. Company has furnished the Acquirer with copies of all Material license agreements to which Company is a party, either as licenser or licensee, with respect to any Intellectual Property. Company has good title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the Company's business, in its business as presently conducted or currently proposed to be conducted prior to Closing and, to the Knowledge of the Transferors and Company, Company is not infringing on any Intellectual Property right of others, and neither Company nor Transferors have Knowledge of any infringement by others of any such rights owned by Company.

          (B)  All licenses set forth on Schedule 4.11 are valid and binding
                                         -------------
obligations of Company, and to the Knowledge of the Transferors and Company, of the other parties thereto, and enforceable against Company, and to the Knowledge of the Transferors and Company, the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the business of Company as presently conducted.

          (C) The Transferors and Company have taken all reasonably necessary measures to protect and maintain the rights of Company in its Intellectual Property. Each piece of Intellectual Property used by Company is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement will not impair such use.

          (D) The Transferors have also delivered to the Acquirer correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations and, as relate to the foregoing, pending effective or disputed applications, licenses, agreements, and permissions (as amended to date) held by Company, and have made available to the Acquirer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Material Intellectual Property used in, or otherwise necessary for the conduct of, the business of Company as heretofore conducted: (i) the identified owner possesses all right, title, and interest in and to the item;
(ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation is pending or, to the Knowledge of any of the Transferors or officers (and employees with responsibility for Intellectual Property matters) of Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) Company has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (E) The Company believes, and it has no information to the contrary, that it has taken and is taking all reasonable steps to assure that all of its proprietary hardware and proprietary computer software that is used by the Company to provide services to its customers or used otherwise in its business (the "COMPANY PRODUCTS") will be year 2000 compliant. As used in this Agreement "year 2000 compliant" shall mean that the Company Products will perform and will continue to perform in accordance with specifications and the agreements under which they are licensed or used to provide services to the Company's customers regardless of the year of the date data encountered by such products, provided, that such data falls within the period ending in the year 2060; provided, further, that (i) all date data received for use by the Company Products are accurate and in formats defined by the Company Products from time to time, and
(ii) all date data generated by the Company Products are accepted in formats defined by the Company Products from time to time. Notwithstanding the foregoing, Company makes no representation or warranty respecting user defined fields that contain dates, or as to the functionality of the Company Products in circumstances where data received from any third party system are invalid, incorrect or otherwise corrupt.

  4.12    CONTRACTS.  Except as disclosed on Schedule 4.12, Company is not a
          ---------                          -------------
party to or bound by, and none of the assets of Company are covered by or subject to the following contracts, agreements, Subscriber Contracts or Agreements (whether written or oral):

          (A) any written agreement (or group of related written agreements) for the lease of real or personal property from or to third parties providing for lease payments in excess of $50,000 per annum;

          (B)  any Material equipment or supplier agreement;

          (C) except as disclosed in (a) or (b) above, any written agreement (or group of related written agreement) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (D)  any Material Subscriber Contract;

          (E) any formal or informal partnering arrangement with any merchant or service or web content provider;

          (F) any agreement with any local exchange carrier, competitive local exchange carrier, competitive access provider or other telecommunications carrier that requires payments in excess of $120,000 per annum;

          (G) any peering, transit or other agreement with any internet service provider, online company or similar entity that requires payments in excess of $120,000 per annum; or

          (H) any written arrangement requiring confidentiality or noncompetition other than agreements with customers, employees or subcontractors in the Ordinary Course of Business;

          (I) any other written arrangement (or group of related written arrangements) either involving more than $50,000 per annum or not entered into in the Ordinary Course of Business.

          The Transferors have delivered to the Acquirer or made available for review by the Acquirer a correct and complete copy of each written arrangement listed in Schedule 4.12 (as amended to date). With respect to each written
          -------------
arrangement so listed, and except as otherwise provided in Section 4.3: (a) the
                                                           -----------
written arrangement is legal, valid, binding, enforceable, and in full force and effect with respect to Company, subject to Equitable Exceptions; (b) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing, subject to Equitable Exceptions; (c) To the Knowledge of the Transferors, Company is not, nor is any other party, in breach or default, and no event has occurred which to the Knowledge of the Transferors with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (d) Company has not, nor to the Knowledge of the Transferors has any other party, repudiated any provision of the written arrangement. To the Knowledge of Transferors and Company, Company is not a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Schedule 4.12 under
                                                           -------------
the terms of this Section 4.12. No unfilled Subscriber Contract or Agreement
                  ------------
obligating Company to perform services will result in a Material loss to Company upon completion of performance. Except as set forth in Schedule 4.12, Company
                                                       -------------
has not been notified in writing that any of its Subscribers intend either to dispute charges under or to terminate early a Material Subscriber Contract or Agreement.

  4.13    NOTES AND ACCOUNTS RECEIVABLE.  All notes and accounts receivable of
          -----------------------------
Company are reflected properly on its books and records, are valid receivables and to the Knowledge of the Transferors and Company are subject to no Material setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Stub Period Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company.

  4.14    INSURANCE.
          ---------

          (A)  Schedule 4.14 sets forth the following information with respect
               -------------
to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two (2) years: the name address and telephone number of the agent; the name of the insurer, the name of the policyholder, and the name of each covered insured; the policy number and the period of coverage; the scope and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and a description of any material retroactive premium adjustments or other loss sharing arrangements.

          (B)  With respect to each insurance policy listed on Schedule 4.14 and
                                                               -----------------
except as noted on Schedule 4.14:  (i) the policy is legal, valid, binding, and
--------------------------------
enforceable and was or is in full force and effect on the dates indicated; (ii) the policy will continue to be legal, valid, binding, and enforceable and was or is in full force and effect on identical terms immediately following the Closing Date when such policy is in effect prior to the Closing Date; (iii) Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of the Transferors and Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration under the policy; and (iv) Company has not and to the Knowledge of the Transferors and Company, no other party to the policy has repudiated any provision thereof. To the Knowledge of the Transferors and Company, since its inception Company has been covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Except as set forth in Schedule 4.14, Company currently
                                               -------------
has no and has never had any self-insurance arrangements.

  4.15    LITIGATION.  Schedule 4.15 sets forth each instance in which Company
          ----------   -------------
(a) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (b) has received written notice that it is a party or, to the Knowledge of the Transferors and directors and officers of Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as specifically described on Schedule 4.15, no
                                                           -------------
matter listed thereon could reasonably be expected, individually, to result in a Material adverse effect to Company. Neither the Transferors nor any of the directors or the officers of Company has Knowledge that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Company.

  4.16    EMPLOYEES.  To the Knowledge of the Transferors and Company, no
          ---------
salaried employee or any salaried group of employees has any plans to terminate employment with Company. To the Knowledge of the Transferors and Company, Company has not committed any unfair labor practice.

  4.17    EMPLOYEE BENEFITS.  Except as set forth in Schedule 4.17, Company has
          -----------------
no Employee Benefit Plans that Company maintains or to which Company contributes for the benefit of any current or former employee of Company and Company has never been a party to any Employee Benefit Plan.

  4.18    GUARANTIES.  Company is not a guarantor nor is it otherwise liable for
          ----------
any Liability or obligation (including indebtedness) of any other person other than such potential liabilities to which Company is subject based on the acts or omissions of its employees, subcontractors and other agents performing services for Company in the Ordinary Course of Business (of which Company has no Knowledge of any claim for actual liability therefor).

  4.19    LEGAL COMPLIANCE.  Except as it would not, individually or in the
          ----------------
aggregate, have a Material adverse effect:

          (A) To the Knowledge of the Transferors and Company, Company has complied in all Material respects with all laws (including rules and regulations thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including without limitation, all environmental and employee health and safety laws. No written charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Company which is currently pending and alleges any failure to comply with any such law or regulation.

          (B) To the Knowledge of the Transferors and Company, Company has complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor employee civil rights, hiring of engaging non-United States citizens, and equal employment opportunities.

          (C) Company has not made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any federal, state, local, or foreign jurisdiction;

          (D) To the Knowledge of the Transferors and Company, Company has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all Material respects) under all applicable laws (including rules and regulations thereunder).

          (E) Company has possession of all records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

  4.20    CERTAIN BUSINESS RELATIONSHIPS WITH COMPANY.  Except as set forth in
          -------------------------------------------
Schedule 4.20, neither the Transferors nor Affiliates of Company has been
-------------
involved in any business arrangement or relationship with Company within the past twelve (12) months other than service relationships in the Ordinary Course of Business, and neither the Transferors nor their Affiliates owns any material property or right, tangible or intangible, which is used in the business of Company.

  4.21    BROKERS' FEES.  Company does not have any Liability or obligation to
          -------------
pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

  4.22    SYSTEMS.  Except as set forth on Schedule 4.22 and with such other
          -------                          -------------
exceptions as will not, individually or in the aggregate, have a Material adverse effect, (i) all of the Systems services and platform servers are running, or peaking, at no higher than 85% of sustained capacity, (ii) all of the Systems' services are replicated in a redundant manner across available platform servers as reasonable and customary in the internet provider industry,
(iii) all remote physical points of presence ("POPS") are secure, conform to equipment manufacturers' recommended environmental parameters, and contain an uninterrupted power supply with a battery back-up of at least 30 minutes, (iv) the average daily Subscriber blockage rate for dial-in Subscribers is no greater than 1.0% of Subscriber attempts across the overall network infrastructure, (v) the configuration diagrams provided to the Acquirer reasonably represent the redundant network facilities between major backbone locations, and between remote physical POPs and major network concentration points, (vi) the existing power plant at Company's main location is equipped with an uninterrupted power supply with a battery back-up of at least 60 minutes, (vii) all deployed dial-in modem, modem shelf and corresponding technology conform to applicable industry standards necessary to support Subscriber traffic at a rate of 56Kbps or above, (viii) all Systems owned, leased by, or licensed to or by Company are year 2000 compliant,
(ix) Company utilizes a DHCP, or other dynamic, IP address allocation scheme that conforms to industry standards, and (x) Company has access to the quantity of IP addresses sufficient to support Company's Subscriber base as currently existing and as currently contemplated to exist as of January 1, 2000.

  4.23    SUBSCRIBERS.  Schedule 4.23 sets forth (a) the number or Subscribers
          -----------   -------------
served by Company by type of business (i.e., segregated by the following categories, if applicable to Company: (i) dial-up, (ii) dedicated access, (iii) web hosting, and (iv) other businesses as of September 30, 1998 and Company's standard rates for such Subscribers for each type of business; (b) for the period commencing January 1, 1997, Company's monthly churn rate (consisting of (i) cancellations of month-to-month service and/or long-term subscription or service contracts prior to expiration (ii) terminations of any such contracts, and (iii) non-renewal of any such contracts upon expiration) by business type during each full calendar month prior to the date hereof; and (c) as of September 30, 1998, detail as to the amount of prepaid subscription or service contracts and the amount of unearned revenue for all Subscriber contracts with a remaining term of (i) less than or equal to 90 days, (ii) greater than 90 days and less than or equal to one year, (iii) greater than one year and less than or equal to two years, (iv) greater than two years and less than or equal to three years and (v) greater than three years.

  4.24    DISCLOSURE.  To the Knowledge of the Company, the representations and
          ----------
warranties contained in this Article IV as amended, modified and/or supplemented
                             ----------
by the Disclosure Schedules do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements and information contained in this Article IV not misleading.
                              ----------

                                  ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF ACQUIRER

          The Acquirer represents and warrants to the Transferors the statements contained in this Article V are correct and complete as of the date of this
                  ---------
Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V):
                          ---------

  5.1     ORGANIZATION OF THE ACQUIRER.  The Acquirer is a corporation duly
          ----------------------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     5.2  AUTHORIZATION OF TRANSACTION.  The Acquirer has full power and
          ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Acquirer. This Agreement constitutes the valid and legally binding obligation of the Acquirer, enforceable in accordance with its terms and conditions except for Equitable Exceptions. The Acquirer does not need to give any notice to, make any filing with, nor obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement (other than as provided for in Article II of this Agreement).
                   ----------

     5.3  BROKERS' FEES.  The Acquirer has no Liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Transferors could become liable or obligated.

     5.4  ACQUIRER'S CAPITALIZATION.  The authorized capital stock of the
          -------------------------
Acquirer consists of (a) 100,000,000 shares of common stock, and (b) 10,000,000 shares of preferred stock. The issued and outstanding shares of and the holders of record of the Acquirer's Common Stock shall be as set forth in the Registration Statement, copies of which shall be delivered to Company and the Transferors, and as of the date hereof, there are no issued and outstanding shares of preferred stock. All of the Acquirer's issued and outstanding common stock have been duly authorized, are validly issued, fully paid, and nonassessable.

     5.5  DISCLOSURE.  The representations and warranties contained in this
          ----------
Article V and in the Registration Statement on Form S-1 as amended from time to
---------
time and as filed with the SEC by Acquirer, do not contain any untrue statement of a fact or omit to state any Material fact necessary in order to make the statements in Article V and the Registration Statement, respectively, not
              ---------
misleading.

                                  ARTICLE VI
                             PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing or the earlier termination of this
Agreement:

     6.1  GENERAL. Each of the Parties will use its reasonable efforts to take
          -------
all actions and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Article IX below).
                                               ----------

     6.2  NOTICES AND CONSENTS. Each of the Parties will give any notices to
          --------------------
third parties, and will use best efforts to obtain third party consents, that the other Party may reasonably request in connection with matters disclosed or required to be disclosed on the Disclosure Schedules. Each of the Parties will take any additional action (and the Transferors will cause Company to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she or it may be required to give, make, or obtain.

     6.3  OPERATION OF BUSINESS PRIOR TO THE EFFECTIVE TIME OF THE CLOSING.
          ----------------------------------------------------------------
Except as contemplated hereby, or as may be incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Disclosure Schedules, Company will not (and the Transferors will not cause or permit Company to) engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business, without the prior written consent of Acquirer, which consent shall not be unreasonably withheld if such action is being undertaken in good faith consistent with prior prudent business practices of Company. Without limiting the generality of the foregoing, from the date hereof to the effective time of the Closing:

          (A) Company will not adopt or propose any change in its articles of incorporation or bylaws;

          (B) Company will not merge or consolidate with any other Person or acquire a Material amount of assets of any other Person;

          (C) Company will not sell, lease, license or otherwise dispose of any Material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the Ordinary Course of Business;

          (D) except as otherwise provided for in this Agreement, Company will not issue, sell, purchase, repurchase, redeem or otherwise acquire any Company securities;

          (E) except with the prior written consent of the Acquirer, Company shall not make any Tax election that would have a Material adverse effect on Company;

          (F) Company will timely file all Tax Returns due on or before the effective time of Closing and pay (or reserve for) all Taxes due and payable with respect to such periods;

          (G)  Company will not do any of the items described in Section 4.6;
                                                                 -----------
and

          (H)  Company will not agree or commitment to do any of the foregoing.

     6.4  PRESERVATION OF BUSINESS. Except as contemplated hereby, or as may be
          ------------------------
incidental to or in furtherance of the transactions contemplated hereby, or as may have been set forth herein or in the Schedules, the Transferors will cause Company to use reasonable commercial efforts to keep its business and properties substantially intact, including its present operations, physical facilities (except for the planned relocation of Company facilities as set forth on
Schedule 6.4), working conditions, and relationships with lessors, licensers,
------------
suppliers, Subscribers, any other customers, and employees.

     6.5  ACCESS.
          ------

          (A) Only in the event that neither the Acquirer nor the Transferors exercise their right to terminate this Agreement as provided in Article X
                                                                ---------
herein, the Transferors will cause Company to permit the Acquirer's representatives access at reasonable times, and in a manner so as not to interfere with the normal business operations of Company, to the headquarters of Company and to all books, records, contracts, Tax records, and documents of or pertaining to Company; provided, however, that the Acquirer shall direct all requests for information and material only through the Transferors' Representative, unless otherwise agreed to by the Acquirer and the Transferors' Representative in writing.

          (B) The Acquirer shall proceed to arrange with the Transferors a mutually agreeable time and place at which the Acquirer may conduct interviews with key employees and/or customers of Company mutually agreed to by the Acquirer and the Transferors' Representative.

     6.6  NOTICE OF DEVELOPMENTS. Company will give prompt written notice to the
          ----------------------
Acquirer of any Material development affecting the assets, Liabilities, business, financial condition, operations, or results of operations, including but not limited to (a) any development affecting the ability of Company to consummate the transactions contemplated by this Agreement, (b) any Outage effecting the more than 1% of all Subscribers lasting for 3 hours or more or (c) any loss of any Material Subscriber or any material equipment or other supplier to the Company. No disclosure by any Party pursuant to this Section 6.6 shall
                                                            -----------
be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, and/or breach of covenant.

     6.7  EXCLUSIVITY. The Transferors will not (and the Transferors will not
          -----------
cause or permit Company to) (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization of Company, (ii) merger or consolidation of Company, (iii) acquisition or purchase of securities or assets of Company or
(iv) similar transaction or business combination involving Company, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Transferors will notify the Acquirer immediately if in the reasonable view of the Transferors any entity or person makes a formal or otherwise serious proposal, offer, inquiry, or contact with respect to any of the foregoing and shall provide the identity of such entity or person as well as any other relevant details regarding the contact.

     6.8  TERMINATION OF BANK FACILITIES.  The Transferors shall (or shall
          ------------------------------
cause Company to) assist Acquirer in arranging the retirement of all of Company's outstanding bank indebtedness and to fully, completely and unconditionally obtain the release of all Security Interests related thereto.

     6.9  LANDLORDS' CONSENTS. The Transferors shall use its best efforts to
          -------------------
cause Company, with the assistance of the Acquirer, on or before the Closing Date to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being assumed by the Acquirer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

     6.10 TAX MATTERS.
          ------------

          (A)  TAX RETURNS.  The Transferors shall cause Company to file with
               -----------
the appropriate governmental authorities all Tax returns required to be filed by it for any taxable period ending prior to the Closing Date and Transferors and/or Company shall remit any Taxes due in respect of such Tax returns. In addition, the Transferors shall cause KPMG Peat Marwick to prepare a short period tax return for Company covering the period January 1, 1998 through the Closing Date. The cost of preparation of such short period tax return shall be paid for by the Transferors.

          (B)  INDEMNITY.  The Transferors shall be liable for, and shall
               ---------
indemnify and hold Acquirer and Company harmless against, any Taxes or other costs attributable solely to (i) a failure on the part of any of the Transferors to take all actions required of them under Section 6.10 for periods prior to
                                           ------------
the Closing Date.

          (C)  COOPERATION ON TAX MATTERS
               --------------------------

               (i) Acquirer, Company and Transferors shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns pursuant to this section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Company and Transferors agree (A) to retain all books and records with respect to Tax matters pertinent to Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Acquirer any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding of any such books and records and, if the other party so requests, Company or Transferors, as the case may be, shall allow the other party to take possession of such books and records.

               (ii) Acquirer, and the Transferors and Company further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) Acquirer, the Transferors and Company further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     6.11 AUDITS. The Transferors shall cooperate and use their best efforts to
          ------
deliver, or cause to be delivered, to Acquirer the unqualified and unmodified audit report of E&Y on the balance sheets of Company as of September 30, 1998, December 31, 1997 and December 31, 1996, and December 31, 1995 for periods and consolidated audited statements of operations and cash flows of Company for the fiscal years then ended, which report shall be without limitation as to the scope of the audit; provided, however, Acquirer shall be solely responsible for payment of any expenses related to the preparation of such report. Transferors and any of the officers or directors of Company, in their capacities as officers and directors of Company, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits, and in connection with audits of Company for the years ended December 31, 1997 and December 31, 1996 and December 31, 1995 and for the nine month period ending September 30, 1998.

     6.12 LIMITATION ON CAPITAL LEASES.  Company shall not enter into capital
          ----------------------------
leases that would cause the aggregate obligations payable by Company under capital leases to exceed the amount set forth on the Stub Period Balance Sheet without the prior consent of Acquirer.

     6.13 DISCLOSURE SCHEDULES. Company covenants that within 7 days after the
          --------------------
date hereof, it will provide Acquirer with disclosure schedules relating to Articles III and IV of this Agreement in form and substance reasonably
-------------------
satisfactory to Acquirer.

     6.14 RETIREMENT OF COMPANY INDEBTEDNESS. Company shall have provided for
          ----------------------------------
the retirement at Closing of the Company Indebtedness. The amounts payable for the retirement of the Company Indebtedness will be funded by a reduction of the Cash Portion of the Transfer Consideration pursuant to Section 2.2, which
                                                       -----------
amount will be paid at Closing by the Acquirer on behalf of Company to the holder of the Company Indebtedness.

                                  ARTICLE VII
                            POST-CLOSING COVENANTS

     7.1  GENERAL.  In case at any time after the Closing any further action is
          -------
necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article IX
                                                               ----------
below). The Transferors acknowledge and agree that from and after the Closing the Acquirer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Company; provided that the Transferors shall be entitled to access to the documents, books, records, agreements and financial data at reasonable times and with advance notice to the Acquirer, and Transferors may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

     7.2  TRANSITION.  The Transferors will not take any action that primarily
          ----------
is designed or intended to have the effect of discouraging any lessor, licenser, Subscriber, supplier, or other business associate of Company from maintaining the same business relationships with Company after the Closing for a period of twenty-four (24) months thereafter as it maintained with Company prior to the Closing.

     7.3  COVENANT NOT TO COMPETE.  Except as otherwise permitted by the terms
          -----------------------
of a specific employment agreement entered into in conjunction with this Agreement, for a period of three (3) years from and after the Closing Date, all Transferors employed by Company as of the date of this Agreement will not, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or business competing with Company in the State of California, (ii) service or solicit from Company any Subscriber or other customer of Company, (iii) request or advise any Subscriber or other customer of Company to withdraw, curtail or cancel such subscriber's or others customer's business with Company, or (iv) solicit for employment any full-time salaried management position employee employed by Company at the time of such solicitation; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of that corporation's businesses. For purposes of this Agreement, the Parties have agreed to allocate $50,000 of the Transfer Consideration to the covenant not to compete contained in this Section
                                                                        -------
7.5, which shall be allocated to the Transferors in proportion to their
---
respective stock ownership.

     7.4  REORGANIZATION INTENT.  The Parties agree that this transaction will
          ---------------------
occur in conjunction with the Related Transactions, and the Parties intend that the receipt of the Acquirer's Shares by the Transferors and by the parties involved in the Related Transactions will be tax-free under Section 351 of the Code.

     7.5  CONDUCT FROM CLOSING UNTIL THE END OF THE EARNED PAYOUT PERIOD.
          --------------------------------------------------------------
During the period from Closing until the end of the Earned Payout Period, the Acquirer agrees that it will not (a) unreasonably require that the business of Company be operated substantially different as it was prior to the Closing Date except in so far as the prior practices of Company were imprudent or unreasonable or its productivity efficiency and profitability can be improved and increased through economies of scale, the Acquirer's experience or otherwise; (b) unreasonably change (i) the prices charged for Company's services, (ii) the level of compensation of Company's full-time corporate employees or (iii) the level of Company's general and administrative expenses, unless the prior business practices were unreasonable or imprudent and/or unless the changes are reasonably necessary to support the growth of Company's business.

                                 ARTICLE VIII
                      CONDITIONS TO OBLIGATIONS TO CLOSE

     8.1  CONDITIONS TO OBLIGATIONS OF THE ACQUIRER.  The obligation of the
          -----------------------------------------
Acquirer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

          (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES.  The representations
               -----------------------------------------
and warranties of the Transferors and Company set forth in Articles III and IV above shall be true and correct in all material respects at and as of the Closing Date and the Transferors shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (B)  CONSENTS.  The Transferors, Company and Acquirer will have
               --------
procured all third party consents and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies, and third parties as set forth herein or in the Disclosure Schedules including any filing required under the Hart-Scott-Rodino Act;

          (C)  RESIGNATIONS.  The Acquirer shall have received the
               ------------
resignations, effective as of the Closing, of each director of Company prior to the Closing.

          (D)  DOCUMENTS TO BE DELIVERED BY THE TRANSFERORS.  The following
               --------------------------------------------
documents shall be delivered at Closing by the Transferors:

               (i)     Certificates.  The Transferors and Company shall have
                       ------------
delivered to the Acquirer an Officers/Transferors Certificate and a Secretary's Certificate substantially in the form of the certificates respectively attached as Exhibit C-1 and C-2 hereto.
   -----------     ---

               (ii)    Escrow Agreement.  The Acquirer shall have received
                       ----------------
from the Transferors an executed Escrow Agreement in the form and substance set forth as Exhibit A attached hereto.
         ---------

               (iii)   Employment Agreements.  The Acquirer shall have
                       ---------------------
received from Brad Jenkins and Pete Engelken an executed employment agreement in the form and substance attached hereto as Exhibit E.
                                          ---------

               (iv)    Registration Rights Agreement Joinder.  The Acquirer
                       -------------------------------------
shall have received from each Transferor an executed joinder to the Registration Rights Agreement in the form and substance set forth as Exhibit F attached
                                                        ---------
hereto;

               (v)     Subscription Agreement Joinder.  The Transferors shall
                       ------------------------------
have caused each party receiving Acquirer's Shares under this Agreement to execute an Equity Subscription Agreement in the form of Exhibit D hereto;
                                                        ---------

               (vi)    Opinion of Counsel.  The Acquirer shall have received
                       ------------------
from the Transferors and Company an opinion of counsel in form and substance reasonably satisfactory to Acquirer.

          (E)  FINANCIAL CONDITION.  Each of the following shall be true and
               -------------------
complete as of the Closing Date:

               (i) the Acquirer shall be satisfied that the Net Worth of Company on the Closing Date equaled or exceeded negative $1,747,565 or an appropriate adjustment shall have been made to the Transfer Consideration as provided in Section 2.3;
            -----------

               (ii) all liens and Security Interests securing debts of Company which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of the Acquirer and all Uniform Commercial Code financing statements covering such debts shall have been terminated;

               (iii) no unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against Company, or against or in any way affecting any Company Share;

               (iv) the Transferors shall and Company shall cause all of Company's officers, directors and/or key employees of Company to repay in full all debts and other obligations, if any, owed to Company, concurrently with or within 2 days;

          (F)  DUE DILIGENCE COMPLETED.  The Acquirer shall be satisfied with
               -----------------------
the results of its continuing legal, financial and business due diligence investigations of Company, all of which shall be final and completed to the Acquirer's satisfaction prior to Closing; provided, however, Acquirer shall use best efforts to notify Company of any dissatisfactions with its due diligence investigations of Company as soon as reasonably practicable, but in no event later than 20 days prior to the Closing Date and, provided, further, that in no event shall any dissatisfaction with the due diligence investigations of Company cause Acquirer not to be satisfied with such investigations unless such investigations uncover previously undisclosed events or matters that would have a Material adverse effect on the financial condition of Company;

          (G)  MATERIAL ADVERSE CHANGE.  No Material adverse change shall have
               -----------------------
occurred in Company's Business;

          (H)  IPO.  The Acquirer shall have received from Company the Financial
               ---
Statements and such Financial Statements must, in the opinion of the Acquirer's independent public accountants, be suitable or readily adaptable for incorporation in the Registration Statement, and any prospectus and annual and periodic reports to be filed by the Acquirer with the SEC relating to the IPO and the Registration Statement filed by the Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO; and

          (I)  COMPANY SHARES.  The Transferors shall deliver the certificates
               --------------
representing the Company Shares to the Acquirer and the acquisition by the Acquirer of the Company Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of the Company and all of such Company Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever.

          The Acquirer may waive any condition specified in this Section 8.1
                                                                 -----------
if it executes a writing so stating at or prior to the Closing.

     8.2  CONDITIONS TO OBLIGATIONS OF THE TRANSFERORS.  The obligations of the
          --------------------------------------------
Transferors to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES.  The representations
               -----------------------------------------
and warranties of the Acquirer set forth in Article V above shall be true and
                                            ---------
correct in all material respects at and as of the Closing Date and the Acquirer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (B)  CONSENTS.  The Acquirer will have procured all third party
               --------
consents needed by the Acquirer and given all notices required in connection with this Agreement and the transactions contemplated hereby, including without limitation all action necessary in connection with and/or the receipt of any notices to, filings with, and authorizations, consents and approvals of governments, governmental agencies, and third parties as set forth herein or in the Disclosure Schedules including any filing required under the Hart-Scott-Rodino Act;

          (C)  MINIMUM IPO PRICE.  The Registration Statement filed by the
               -----------------
Acquirer with the SEC in connection with the IPO shall have become effective and there shall be no other impediments to the closing of the IPO. Notwithstanding the foregoing, the provisions of this Section 8.2(d) may be waived by the
                                      --------------
Majority Co-Transferors in the event that the following conditions have been attained: (i) Acquirer is able to fund the Cash Portion of the Transfer Consideration through a private equity investment in the capital stock of the Acquirer or through borrowed money; (ii) the Transferors receive the Stock Portion of the Transfer Consideration on a basis reasonably equivalent to what they would have received in an IPO; (iii) the Transferors will receive the right to obtain liquidity for the Stock Portion of the Transfer Consideration within a reasonably short period of years following the Closing; and (iv) following the Closing, the Acquirer will have access to cash or availability under debt facilities or equity financing commitments sufficient to enable it to provide a reasonable amount of financing for working capital, equipment upgrades and future acquisitions for the Company and the other subsidiaries of the Acquirer.

          (D)  RETIREMENT OF COMPANY INDEBTEDNESS.  The Acquirer, to the
               ----------------------------------
extent of the reduction in the Cash Portion of the Transfer Consideration in
Section 2.2 shall have provided funding to Company sufficient to fund the
-----------
payments required to retire the Company Indebtedness.

          (E)  DOCUMENTS TO BE DELIVERED BY THE ACQUIRER.  The following
               -----------------------------------------
documents shall be delivered at the Closing by Acquirer.

                (i)    Certificates.  The Acquirer shall have delivered to the
                       ------------
Transferors an Officer's and Secretary's Certificate substantially in the form of the Officer's and Secretary's Certificates attached as Exhibits C-1 and C-2
                                                          --------------------
hereto.

                (ii)   Escrow Agreement.  The Transferors shall have received
                       ----------------
from the Acquirer an executed Escrow Agreement in the form and substance set forth as Exhibit A attached hereto.
         ---------

                (iii)  Subscription Agreement Joinder.  The Acquirer shall
                       ------------------------------
execute and deliver an Equity Subscription Agreement in the form of Exhibit D
                                                                    ---------
hereto, with each of the Transferors acquiring Acquirer Shares.

                (iv)   Employment Agreements.  Brad Jenkins and Pete Engelken
                       ---------------------
shall have received from Company an executed Employment Agreement, in the form and substance attached hereto as Exhibit E;
                                 ---------

                (v)    Registration Rights Agreement Joinder.  Each Transferor
                       -------------------------------------
shall have received from the Acquirer an executed joinder to the Registration Rights Agreement in the form and substance set forth as Exhibit F attached
                                                        ---------
hereto; and

                (vi)   Options.  The Acquirer shall have issued options for
                       -------
the purchase of up to 121,000 shares of the Acquirer's Common Stock to the employees of Company listed on Annex V which shall be delivered to Acquirer no
                               -------
later than ten business days prior to Closing.

                (vii)  Stock Certificates.  The Transferors shall receive at the
                       ------------------
Closing the Acquirer's Shares representing the Stock Portion of the Transfer Consideration in the names and amounts listed on Annex IV attached hereto. The
                                                 --------
Escrow Agent shall receive stock certificates required pursuant to Section 2.2(c) hereof and the Escrow Agreement.

                                  ARTICLE IX
                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     9.1  INDEMNIFICATION OF THE ACQUIRER    Except as provided in and subject
          -------------------------------
to Section 9.6, the Transferors agree to indemnify and hold harmless the
   -----------
Acquirer, each officer and director of the Acquirer and any successor thereof (collectively, the "INDEMNIFIED PARTIES") from and against any and all Adverse Consequences, which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (a) any misrepresentation, breach or default by the Transferors or Company of or under any of the representations, warranties, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith and (b) the Transferors or Company's tortuous acts or omissions to act prior to Closing for which Company did not carry liability insurance for itself as the insured party sufficient to satisfy such claim or liability, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty.

     9.2  DEFENSE OF THIRD PARTY CLAIMS.  If any legal proceeding shall be
          -----------------------------
instituted, or any claim or demand made, by any third party against any Indemnified Parties in respect of which the Transferors may be liable hereunder (and such determination shall be made without regard to the limitations set forth in Section 9.6), such Indemnified Party shall give prompt written notice
         -----------
thereof to the Transferors and, except as otherwise provided in Section 9.4
                                                                -----------
below, the Transferors shall have the right to defend any litigation, action, suit, demand, or claim for which such Indemnified Party may seek indemnification with counsel satisfactory to the Transferors; provided, however, that the Transferors may not settle any such litigation, action, suit, demand, or claim without the prior written consent of the Acquirer, which shall not be unreasonably withheld. Notwithstanding the foregoing, if in the reasonable judgment of the Acquirer, such litigation, action, suit, demand or claim, or the resolution thereof, would have a (a) Material adverse effect on the Acquirer or the Company or (b) the Transferors have a conflict of interest in defending such action on Acquirer's or Company's behalf, at the Acquirer's election, the Acquirer may defend itself and in either of such instances the Transferors shall be liable for all expenses reasonably incurred in connection therewith (including, without limitation, settlement payments and reasonable attorney's fees); provided, however, that the Acquirer may not settle any such litigation, action, suit, demand, or claim without the prior written consent of the Transferors, which shall not be unreasonably withheld. If neither (a) nor (b) are applicable but the Acquirer desires to participate in the defense of an action the Transferors are defending because in the Acquirer's reasonable judgment the outcome of such action could have an ongoing effect on the Acquirer (or its successors), the Acquirer may participate but at its own expense. In the event the Transferors fail or refuse to defend any legal proceeding they are required to defend under this Article IX within a reasonable length of time, the
                     ----------
Indemnified Parties shall be entitled to assume the defense thereof, and the Transferors shall be liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including, without limitation, settlement payments and reasonable attorney's fees). If the Transferors do not or refuse to assume the defense of any litigation, action, suit, demand, or claim in any legal proceeding they are required to defend under this Article IX, the Indemnified Parties shall have the absolute right, at the
     ----------
Transferor's expense, to control the defense of and to settle, in their sole discretion and without the consent of the Transferors, such litigation, action, suit, demand, or claim, but the Transferors shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim, and if the Transferors elect to participate in such litigation the Indemnified Parties shall consult with the Transferors prior to settling such litigation. The Party controlling any defense pursuant to this Section 9.2 shall deliver, or
                                                   -----------
cause to be delivered to the other Party, copies of all correspondence, pleadings, motions, briefs appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand, or claim, and timely notices of any hearing or other court proceeding relating to such litigation, action, suit, demand, or claim.

     9.3  PROCEDURE FOR CLAIMS.
          --------------------

          (A)  ESCROW CLAIMS.  If any claim for indemnification is made by an
               -------------
Indemnified Party pursuant to this Article IX such Indemnified Party shall apply
                                   ----------
to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement. The Escrow Sum is intended to be the exclusive source of funds in the event the Indemnified Parties have indemnification claims hereunder.

          (B)  OTHER CLAIMS.  If pursuant to this Article IX any claim for
               ------------                       ----------
indemnification is made by the Transferors, the Indemnified Party or the Acquirer, as the case may be (in either instance, the "CLAIMANT"), shall send written notice to the other person (by certified mail, return receipt requested or by personal service as provided in Section 11.7 hereof) setting forth in
                                      ------------
reasonable detail a description of the facts upon which the claim is based and a reasonable estimate of the amount of the claim (a "CLAIM", with the notice thereof referred to as the "CLAIM NOTICE"). The person against whom the Claim is brought (the "RESPONDENT") shall have fifteen (15) calendar days from receipt of the Claim Notice to respond to such Claim. Such response shall be in writing and shall (i) set forth in reasonable detail the Respondent's objection to the Claim and the basis for such objection, or (ii) the efforts undertaken or to be undertaken by the Respondent to cure the Claim. In the event the Respondent fails to respond to the Claim Notice in the manner set forth above within such 15-day period, the Respondent shall be deemed to have conceded the Claim in full. In the event the Parties are unable to resolve the Claim within thirty
(30) calendar days from the date of receipt of the Claim Notice, the Claim shall be submitted to arbitration in accordance with Section 11.8 below.
                                               -------------

     9.4  TAX AUDITS, ETC. In the event of an audit of a Tax Return of the
          ---------------
Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article IX, the Acquirer shall have the right
                                 ----------
to control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals (subject to the prior written consent of the Transferors, which shall not unreasonably be withheld and subject to the right of the Transferors to have their accountants and attorneys consult with the Acquirer on such audits or procedures at the Transferors' expense); provided, however, that the Transferors and the Acquirer shall jointly control, and shall cooperate with each other in connection with, any and all such audits which may result in the assessment of additional Taxes against both the Transferors and the Company. The Transferors shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, the Transferors shall be responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

     9.5  INDEMNIFICATION OF TRANSFERORS.  The Acquirer agrees to indemnify and
          ------------------------------
hold harmless the Transferors and Company and each officer, director, stockholder or affiliate of Company, from and against any Adverse Consequence arising out of any misrepresentation, breach or default by the Acquirer of or under any of the covenants, representations, warranties, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

     9.6  LIMITS ON INDEMNIFICATION.  All Adverse Consequence sought by any
          -------------------------
Party hereunder shall be net of any insurance proceeds received by, or made available to, such Party with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Transferors under Sections 3.5 and 4.2 hereof (pursuant to which the right to
                  ------------     ---
make claims for indemnification under this Article IX shall survive the Closing
                                           ----------
Date indefinitely), the right to make claims for indemnification provided under this Article IX shall expire on the first anniversary of the Closing Date
     ----------
(except for claims made prior to such date which shall continue after such date until finally resolved). The Transferor shall not be obligated to pay any amounts for indemnification under this Article IX until the aggregate
                                       ----------
indemnification obligation sought by the Acquirer hereunder exceeds $150,000, whereupon the Transferors shall be liable for all amounts for which indemnification may be sought back to the first dollar up to a maximum indemnification by Transferors equal to the Escrow Sum. The Acquirer shall not be obligated to pay any amounts for indemnification under this Article IX until
                                                               ----------
the aggregate indemnification obligation sought by the Transferors hereunder exceeds $150,000, whereupon the Acquirer shall be liable for all amounts for which indemnification may be sought back to the first dollar. For purposes of Section 9.1 or 9.5, any requirement in any representation or
            -----------    ---
warranty that an event or fact be Material or have a Material adverse effect, as appropriate, in order for such event or fact to constitute a misrepresentation or breach of such representation or warranty shall be ignored. Notwithstanding the foregoing, in no event shall the aggregate liability of the Acquirer to the Transferors exceed the Transfer Consideration received by such Transferor. However nothing in this Article IX shall limit the Acquirer or the Transferors in exercising or securing any remedies provided by applicable statutory or common law with respect to the conduct of the Transferors or the Acquirer in connection with this Agreement or in the amount of damages that it can recover from the other in the event that the Acquirer successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement. The amount of all Adverse Consequences paid by the Transferors shall be deemed to be a reduction of the Transfer Consideration paid by Acquirer under this Agreement.

                                   ARTICLE X
                                  TERMINATION

     10.1  TERMINATION OF AGREEMENT.  The Parties may terminate this Agreement
           ------------------------
as provided below:

           (A) the Acquirer and the Transferors may terminate this Agreement by mutual written consent at any time prior to the Closing;

           (B) the Acquirer may terminate this Agreement by giving written notice to the Transferors at any time prior to the Closing in the event the Transferors are in breach of any representation, warranty, or covenant contained in this Agreement in any Material respect and such breach has not been cured within ten (10) days of receipt of written notice thereof, and the Transferors may terminate this Agreement by giving written notice to the Acquirer at any time prior to the Closing in the event the Acquirer is in breach of any representation, warranty, or covenant contained in this Agreement in any Material respect and such breach has not been cured within ten (10) days of receipt of written notice thereof; or

           (C) this Agreement will terminate if the Closing shall not have occurred on or before June 30, 1999.

     10.2  EFFECT OF TERMINATION.  Each party's right of termination under
           ---------------------
Section 10.1 is in addition to any other rights it may have under this Agreement
------------
or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all
                                                         ------------
further obligations of the parties under this Agreement will terminate, except that the obligations of Section 11.2 will survive; provided, however, that if
                        ------------
this Agreement is terminated by a party because of the breach of the Agreement by the other party or because of one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1  PRESS RELEASES AND ANNOUNCEMENTS.  Except as may be required by
           --------------------------------
applicable securities laws or stock exchange requirements, no Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Acquirer and the Transferors, which written approval will not be unreasonably withheld by each party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

     11.2  NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any
           ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     11.3  ENTIRE AGREEMENT.  This Agreement shall not confer any rights or
           ----------------
remedies upon any person other than the Parties and their respective successors and permitted assigns. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

     11.4  SUCCESSION AND ASSIGNMENT.  This Agreement shall be binding upon
           -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of the Acquirer and the Transferors; provided, however, that the Acquirer may assign (i) any or all of its rights and interests hereunder to a wholly-owned Subsidiary of Acquirer (in any or all of which cases the Acquirer nonetheless shall remain liable and responsible for the performance of all of its respective obligations hereunder) or (ii) any or all of rights of the Agreement to any lender providing debt financing to the Acquirer or its Affiliates (in any or all of which cases the Acquirer nonetheless shall remain liable and responsible for the performance of all of its respective obligations hereunder).

     11.5  FACSIMILE/COUNTERPARTS.  This Agreement may be executed in one or
           ----------------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     11.6  NOTICES. All notices or other communications hereunder will be in
           -------
writing and shall be delivered by hand, facsimile or sent, postage prepaid, by registered or certified mail or reputable overnight courier service (and shall be deemed given when so delivered by hand or facsimile, or, if mailed, five days after mailing (one business day in the case of overnight courier)) addressed to the intended recipient as set forth below:

     If to Company or the Transferors:

          Company, Inc. and/or the Transferors' Representative
          JPS.Net, Corp.
          770 L Street, Suite 960
          Sacramento, CA 95814
          Attn.: Brad Jenkins, President
          Tel:  (916) 810-8844
          Fax:  (916) 441.1805

     with a copy to:

          Graham & James, LLP
          400 Capitol Mall, Suite 2400
          Sacramento, California 95814
          Attn.: Gilles S. Attia, Esq.
          Tel:  (916) 558-6700
          Fax:  (916) 441-6700

     If to the Acquirer:

          U.S. Internet Providers, Inc.
          c/o Unison Partners, LP
          50 Hawthorne Road
          Southhampton, NY  11968
          Attn.: Stephen E. Smith
          Tel:  (516) 287-4084
          Fax:  (516) 287-4767

     with a copy to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, NW
          Washington, D.C.  20004
          Attn.: J. Hovey Kemp and
                 Christopher J. Hagan
          Tel:   (202) 637-5623
          Fax:   (202) 637-5910

     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     11.7  DISPUTE RESOLUTIONS.  THE PARTIES AGREE TO SUBMIT TO ARBITRATION,
           -------------------
IN ACCORDANCE WITH THESE PROVISIONS, ANY DISPUTED CLAIM OR CONTROVERSY ARISING FROM

OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT OR ANY DISPUTED INDEMNIFICATION CLAIM MADE PURSUANT TO THIS ARTICLE XI. THE PARTIES FURTHER
                                            ----------
AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST ARBITRATORS WHO ARE PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF CORPORATE LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN THE WASHINGTON, D.C. METROPOLITAN AREA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD.

     11.8  GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY
           -------------
AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     11.9  AMENDMENTS AND WAIVERS.  No amendment of any provision of this
           ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Acquirer and the Transferors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.10  SEVERABILITY.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     11.11  EXPENSES.  Each of the Parties and Company will bear his, her or
            --------
its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. The Transferors acknowledge and agree that Company has not borne or will bear any of the Transferors' costs and expenses (including any legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     11.12  CONSTRUCTION.  The language used in this Agreement will be deemed
            ------------
to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.13  INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES.  The Exhibits,
            -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.14  SPECIFIC PERFORMANCE.  Each of the Parties acknowledges and agrees
            --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     11.15  CONFIDENTIALITY.  Each Party to this Agreement shall, and shall
            ---------------
cause their respective Subsidiaries, Affiliates, officers, directors, employees, accountants, counsel, financial advisors and other representatives and agents, to treat and hold as such all of the Confidential Information, refrain from disclosing or using any of the Confidential Information except in connection with this Agreement and the transactions contemplated hereby for a period of three (3) years from the date hereof, and except as otherwise permitted hereunder or as may be required by law, deliver promptly or destroy, all tangible embodiments (and all copies) of the

Confidential Information concerning the other party upon the other Party's request. In the event that any Party is requested or required (by request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal process) to disclose any Confidential Information concerning another Party, such Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this
Section 11.15. If, in the absence of a protective order or the receipt of a
-------------
waiver hereunder, a party is compelled to disclose any Confidential Information or else stand liable for contempt, then such party may disclose the Confidential Information; provided, however, that such party shall use its reasonable efforts to obtain, at the reasonable request of the party to which the Confidential Information pertains, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as such party shall reasonably designate.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                              ACQUIRER:

                              U.S. INTERNET PROVIDERS, INC.


                              By:  /s/ Stephen E. Smith
                                   -------------------------------------
                                   Name:   Stephen E. Smith
                                           -----------------------------
                                   Title:  President
                                           -----------------------------


                              COMPANY:

                              JPS.NET, Corp..



                              By:  /s/ Brad Jenkins
                                   -------------------------------------
                                   Name:   Brad Jenkins
                                   Title:  President


                              TRANSFERORS:


                              /s/ Brad Jenkins
                              ------------------------------------------
                              BRAD JENKINS


                              /s/ Pete Engelken
                              ------------------------------------------
                              PETE ENGELKEN